Exhibit 10.1



                                     MORTGAGE NOTE

June 16, 1998
$1,375,000.00


 For value received, S.C. LAND ACQUISITIONS, L.L.C., a Michigan limited liability company (the "Borrower"), promises to pay to the order of MERITAGE HOSPITALITY GROUP INC., a Michigan corporation (the "Lender"), at their office located at 40 Pearl Street, N.W., Suite 900, Grand Rapids, Michigan 49503, or at such other place as the holder hereof may from time to time specify, the principal sum of ONE MILLION THREE HUNDRED SEVENTY FIVE THOUSAND DOLLARS ($1,375,000.00), together with interest on any part thereof unpaid at the rate of ten and eight tenths percent (10.8%) per annum, except as set forth below in the event of default. Interest only will be due and payable monthly commencing on July 16, 1998, and continuing on the 16th day of each month thereafter through and including June 16, 1999, provided, however, that if the term of this Mortgage Note is extended as described below, then the monthly interest payments shall continue through and including December 16, 1999. The indebtedness evidenced by this Mortgage Note may be prepaid, in whole or in part, at any time without notice and without penalty or premium. The entire principal balance due hereunder, unless earlier prepaid in accordance with the terms hereof, shall be due and payable, together with all accrued and unpaid interest, on June 16, 1999, provided, however, that if the principal balance of this Mortgage Note is reduced to FIVE HUNDRED THOUSAND DOLLARS ($500,000) or less on June 16, 1999, then the Borrower shall, by providing Lender with written notice by June 16, 1999, have the right to extend the term of the Mortgage Note by six (6) months, during which time all terms set forth in this Mortgage Note shall remain in effect except for the right to further extend the term of the Mortgage Note.

 This Mortgage Note is secured by a First Mortgage of even date herewith which is a lien upon the real property more particularly described in Exhibit A attached hereto and other collateral described in the First Mortgage, and shall be construed in accordance with the laws of the State of Michigan.

 Remo Polselli, individually, hereby personally guarantees Borrower's obligation under this Mortgage Note.

 During the term of this Mortgage Note, Borrower shall immediately pay to the Lender, as a principal prepayment of this Mortgage Note, the sum of THIRTY FIVE THOUSAND DOLLARS ($35,000) upon the sale of any condominium unit identified in Exhibit A. Upon such prepayment, Lender will release such condominium unit from the lien of the First Mortgage. In addition, during the term of this Mortgage Note, Borrower shall immediately pay to the Lender, as a principal prepayment of this Mortgage Note, all gross rents and profits received from the future rental or lease of any condominium unit identified in Exhibit A (i.e. all gross rents and profits received by Borrower except the prorated gross rents received by Borrower in conjunction with the closing of the Purchase and Sale Agreement dated May 27, 1998 by and between Grand Harbor Yacht Club Inc. and Borrower).

 The Borrower shall pay to the holder hereof a late charge equal to four percent (4%) of each payment due hereunder that is not received by the holder hereof within ten (10) days after the due






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date of such payment,  but in no event shall the late charge exceed FIVE HUNDRED
DOLLARS ($500.00) per late payment. If any payment due under this Mortgage Note remains unpaid after the expiration of thirty (30) days from the due date, and during any period this Mortgage Note otherwise is in default, the outstanding principal amount hereof shall bear interest for the entire period during which interest is then unpaid at a rate which is equal to two percent greater than the interest rate otherwise charged hereunder.




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 Upon  default  in making  any  payment  when due and the  continuation  of such default for five (5) days or more after written notice, or upon default in the performance or observance of any of the other terms, agreements, covenants or conditions contained in the Mortgage or any related documents given as security for the payment hereof and the continuation of such default for fifteen (15) days or more after written notice, the entire principal of this Mortgage Note remaining at that time unmatured, together with the accrued interest thereon, shall, at the election of the holder hereof and without notice of such election and without demand or presentment, become immediately due and payable, anything
contained   herein  or  in  the  Mortgage   described   below  to  the  contrary
notwithstanding. This Mortgage Note shall be deemed in default immediately upon the Borrower's failure to comply with any provision of this Mortgage Note and/or the Mortgage or any other document given as security for the payment hereof.

 If any default is made as hereinabove set forth, neither the failure of the holder hereof promptly to exercise its right to declare the outstanding principal and accrued and unpaid interest hereunder to be immediately due and payable, nor failure to exercise any other right or remedy the holder may have for default, nor the acceptance by the holder of late payments, nor the failure of the holder to demand strict performance of any obligations of the maker of any other person who may be liable hereunder, shall constitute a waiver of any such default or remedies. Further, acceptance by the holder of partial payments following due acceleration of the indebtedness evidenced hereby shall not constitute a waiver by the holder of the acceleration of such indebtedness.

 The Borrower, and any other person who may be liable hereunder in any capacity, agrees to pay all costs of collection, including a reasonable attorneys' fee, in case the principal of the Mortgage Note or any payment of interest thereon is not paid when due, or in case it becomes necessary to protect the security for this Mortgage Note, whether suit is brought or not.

 In no event shall the Borrower be required to make any payment hereunder which would violate any applicable law regulating or limiting the rate of interest that the holder of this Mortgage Note may lawfully collect. If any such payment is made by or for the account of the Borrower, such payment shall, to the extent it exceeds the maximum payment that the holder hereof lawfully may collect, be applied toward reduction of the principal balance hereof.

 The obligations of the Borrower under the Note and the Guarantor under the Guaranty are absolute and unconditional, and shall not be subject to any defense, claim, right of set-off, deduction or counterclaim.

                                           S.C. LAND ACQUISITIONS, L.L.C.
                                           a Michigan limited liability company



                                            By:    /s/  Remo Polselli
                                               ------------------------------
                                                    Remo Polselli, Member



                                                    /s/  Remo Polselli
                                                -----------------------------
                                                Remo Polselli (individually as
                                                Guarantor)





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                                    Exhibit A

                          PROPERTY - CONDOMINIUM UNITS


The following described premises situated in the Village of Spring Lake, County of Ottawa and State of Michigan:

     Units  Nos.  1, 2, 3, 4, 5, 6, 7, 8, 9, 10, 11, 12, 13, 14, 15, 16, 17, 18,
     20, 21, 22, 23, 24, 25, 26, 27, 28, 29, 30, 31, 33, 34, 41, 42, 43, 44, 45,
     46, 47, 48, 49, 50,  51,  52,  53, 54 and 55 Grand  Harbor  Yacht  Club,  a
     condominium, according to the Master Deed thereof, recorded in Liber 2233, Pages 209 through 272, Ottawa County Records and designated as Ottawa County Condominium Subdivision Plan No. 212, with rights in General Common Elements and Limited Common Elements as set forth in said Master Deed and pursuant to Act 59 of the Public Acts of Michigan of 1978, as amended, together with and subject to all easements of record (whether benefiting or burdening the Condominium Project), and subject to the covenants, terms and provisions of the aforesaid Master Deed and the Exhibits thereto, all encroachments, restrictions and other limitations of record, liens for taxes and assessments due and payable after the date of this deed, the rights of the United States of America, the State of Michigan, and the public for commerce, navigation, recreation and fishery in any portion of the Condominium Project comprising the bed or waters of Spring Lake, the Spring Lake Channel, the Grand River and/or the Grand River Channel, the nature and extent of riparian rights and the riparian rights of riparian owners and the public in and to the use of the waters of Spring Lake, the Spring Lake Channel, the Grand River, and/or the Grand River Channel, any adverse claims based upon the assertion that the bed of Spring Lake, the Spring Lake Channel, the Grand River, and/or the Grand River Channel has changed location as a result of other than natural causes, the terms, conditions and limitations of the permits issued by the U.S. Army Corps of Engineers and the State of Michigan Department of Environmental Quality, and all applicable laws, ordinances, and governmental regulations.